UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

October 21, 2004

S & K FAMOUS BRANDS, INC.

(Exact name of registrant as specified in its charter)

Virginia	0-11682	54-0845694
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11100 West Broad Street, P. O. Box 31800, Richmond, Virginia	23294-1800
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code

(804) 346-2500

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Effective October 21, 2004, the Registrant’s Board of Directors, upon the recommendation of the Compensation Committee, adopted a Deferred Compensation Plan to provide deferred compensation benefits to each of Stuart C. Siegel, Chairman of the Board; Donald W. Colbert, Vice Chairman and Chief Operating Officer; and Robert E. Knowles, Executive Vice President and Chief Financial Officer, Secretary and Treasurer. As previously disclosed, the Compensation Committee has been considering appropriate alternative benefits for these executives in light of the termination of their split dollar life insurance arrangements in fiscal 2004 due to the Sarbanes-Oxley Act of 2002 and new IRS positions on such arrangements. The Compensation Committee and the Board of Directors believe that the deferred compensation benefits to be provided under the new plan are appropriate and consistent with the compensatory goals of the prior arrangements.

Subject to the terms of the plan, the Company will credit the following amounts annually to book accounts established for the executives under the plan: Mr. Siegel - $185,000 for calendar years 2004 through 2010; Mr. Colbert - $60,000 for calendar years 2004 through 2014; and Mr. Knowles - $33,000 for calendar years 2004 through 2014. The annual credit will be made following June 30 of a covered year provided that the executive is employed by the Company in a senior executive position on June 30 of such year. If the executive’s employment is terminated prior to June 30 during a covered year by reason of death, disability or retirement at or after age 55, the annual credit will be made for that year but not for later years.

An executive’s book account will be adjusted for any positive or negative deemed investment results from investment alternatives selected by the executive under the plan. The deferred compensation credited to the executive’s account will be payable in cash, commencing upon a date specified in advance by the executive, and will be distributed in the form of a lump sum or in up to ten annual installments depending upon the election made by the executive. If an executive’s employment is terminated by the Company within 12 months following a change in control, the deferred compensation will be distributed to the executive as soon as practicable thereafter in one lump sum. An executive may also be entitled to receive an accelerated distribution as a result of hardship.

The obligation to deliver the deferred compensation to the executive is an unsecured general obligation of the Company and ranks in parity with other unsecured and unsubordinated indebtedness of the Company. The Company may establish a trust to provide the deferred compensation benefits to the executives. Funds deposited by the Company into the trust, and the earnings thereon, will be dedicated to the payment of the deferred compensation benefits to the executives. However, any such trust will be a “grantor trust” for state and federal income tax purposes and the trust assets will remain subject to the claims of the general creditors of the Company.

A copy of the Deferred Compensation Plan is attached as Exhibit 99.1 to this report and the information contained therein is incorporated by reference.

Item 9.01 Financial Statements and Exhibits

(c)	Exhibit 99.1 Deferred Compensation Plan for Certain Executives of S&K Famous Brands, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

S & K FAMOUS BRANDS, INC.
(Registrant)

Date: October 22, 2004	/s/ Robert E. Knowles
Robert E. Knowles
Executive Vice President, Chief Financial Officer, Secretary and Treasurer (Principal Financial Officer)

Index to Exhibits

Exhibit Number	Description
99.1	Deferred Compensation Plan for Certain Executives of S&K Famous Brands, Inc.

4